Exhibit 10.3

EXECUTION COPY

JOINDER, amendment no. 1 and REAFFIRMATION
OF GUARANTY

THIS JOINDER, AMENDMENT NO. 1 AND REAFFIRMATION OF GUARANTY (this “Agreement”), dated as of June 30, 2016, is by and among the Subsidiaries of MYR Group Inc. (the “Borrower”) listed on Exhibit A hereto (each an “Existing Guarantor”), High Country Line Construction, Inc. (“High Country”), GSW Integrated Services, LLC (“GSW”), Sturgeon Electric California, LLC (together with High Country and GSW, the “New Guarantors”), those additional Subsidiaries of the Borrower which become parties to the Guaranty (as defined below) by executing a supplement thereto (such additional Subsidiaries, together with the Existing Guarantors and the New Guarantors, each a “Guarantor” and collectively the “Guarantors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Holders of Secured Obligations under the Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement amends and restates that certain Credit Agreement, dated as of December 21, 2011, among the Borrower, the Lenders party thereto and the Administrative Agent (as amended, supplemented or otherwise modified prior to the effectiveness of the Credit Agreement, the “Previous Credit Agreement”). Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Credit Agreement and the Guaranty (as defined below), as applicable.

WITNESSETH

WHEREAS, the Existing Guarantors and the Administrative Agent are currently party to that certain Guaranty (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Guaranty”), dated as of December 21, 2011 and executed in connection with the Previous Credit Agreement;

WHEREAS, the New Guarantors agree to join the Guaranty as a “Guarantor” thereunder;

WHEREAS, the Guarantors are willing to amend the Guaranty and reaffirm their obligations under the Guaranty in connection with execution of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Joinder to Guaranty. Each of the New Guarantors agrees to become, and does hereby become, a “Guarantor” under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. Each of the New Guarantors represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

Section 2.         Amendments to Guaranty. Effective as of the date hereof but subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Guaranty is hereby amended as follows:

(a)          Section 2 is amended to insert the phrase “(provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)” immediately after the phrase “(all of the foregoing being referred to collectively as the “Guaranteed Obligations””.

(b)          Section 4 is amended by inserting the following sentence at the end thereof:

“The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated, but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.”

(c)          Section 6(b) is amended to delete the word “has” in the third sentence thereof and substitute the phrase “, any Swap Agreement or any Banking Services Agreement have” therefor.

(d)          Section 7(a) is amended to delete the word “has” therefrom and substitute the phrase “, any Swap Agreement or any Banking Services Agreement have” therefor.

(e)          Section 7(e) is amended to insert the phrase “, the Swap Agreements and the Banking Services Agreements” before the period at the end thereof.

(f)           Section 11 and Section 12 are each amended to delete the phrase “creating the Secured Obligations” therefrom.

(g)          Section 14(b) is amended to delete the word “nonexclusive” therefrom and to substitute the word “exclusive” therefor.

(h)          The following new Section 25 shall be inserted immediately after Section 24 thereof:

“SECTION 25.   Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or Article X of the Credit Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 25 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

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(i)           The following new Section 26 shall be inserted immediately after Section 25 thereof:

“SECTION 26.   Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

SECTION 3.         Reaffirmation of Guaranty. In connection with the execution and delivery of the Credit Agreement, as of the date hereof and immediately after giving effect to this Agreement, each Guarantor hereby (a) consents to the Credit Agreement and the transactions contemplated thereby, (b) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty as modified by this Agreement and each other Loan Document executed by the undersigned, and (c) ratifies and reaffirms its guaranty and accommodation liabilities under the Guaranty as modified by this Agreement.

SECTION 4.         Conditions of Effectiveness. This Agreement shall become effective and be deemed effective as of the date hereof, if, and only if, the Administrative Agent shall have received executed copies of this Agreement from each Guarantor and the Administrative Agent.

SECTION 5.         Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants as follows:

(a)          The Guaranty as previously executed and as amended and modified hereby constitutes the legal, valid and binding obligation of each Guarantor and is enforceable against each Guarantor in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(b)          As of the date hereof and immediately after giving effect to this Agreement, each Guarantor hereby (i) reaffirms all covenants, representations and warranties made by it in the Guaranty, and (ii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement, provided that any such covenant, representation or warranty that references a specific date is reaffirmed as of such referenced date.

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SECTION 6.          Effect on the Loan Documents.

(a)          Upon the effectiveness of this Agreement, on and after the date hereof, each reference in the Guaranty to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Guaranty, as amended and modified hereby.

(b)          Except as specifically amended and modified above, the Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Agreement shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent, nor constitute a waiver of any provision of the Credit Agreement, Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)          All references in the Guaranty to the Previous Credit Agreement shall hereafter mean and refer to the Previous Credit Agreement as amended and restated by the Credit Agreement.

(e)          All references to the Guaranty in the other Loan Documents and the Credit Agreement shall hereafter mean and refer to the Guaranty, as amended and modified hereby.

SECTION 5.        Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6.         Headings. Section headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any provision of this Agreement.

SECTION 7.         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

THE L.E. MYERS CO.		STURGEON ELECTRIC CALIFORNIA, LLC

By:	/s/ Tod M. Cooper	By:	/s/ Mindie W. McIff
Name:	Tod M. Cooper	Name:	Mindie W. McIff
Title:	President	Title:	Chief Executive Officer

HARLAN ELECTRIC COMPANY		STURGEON ELECTRIC COMPANY, INC.

By:	/s/ Tod M. Cooper	By:	/s/ Jennifer L. Harper
Name:	Tod M. Cooper	Name:	Jennifer L. Harper
Title:	President	Title:	Treasurer

GREAT SOUTHWESTERN CONSTRUCTION, INC.		MYR TRANSMISSION SERVICES, INC.

By:	/s/ Brad J. Munden	By:	/s/ Brad J. Munden
Name:	Brad J. Munden	Name:	Brad J. Munden
Title:	Secretary and Treasurer	Title:	Secretary and Treasurer

E.S. BOULOS COMPANY		MYR REAL ESTATE HOLDINGS, LLC

By:	/s/ Tod M. Cooper	By:	/s/ Raymond Holland
Name:	Tod M. Cooper	Name:	Raymond Holland
Title:	President	Title:	Secretary and Treasurer

MYR EQUIPMENT, LLC		HIGH COUNTRY LINE CONSTRUCTION, INC.

By:	/s/ Raymond Holland	By:	/s/ Jennifer L. Harper
Name:	Raymond Holland	Name:	Jennifer L. Harper
Title:	President	Title:	Treasurer

GSW INTEGRATED SERVICES, LLC

By:	/s/ Brad J. Munden
Name:	Brad J. Munden
Title:	Secretary and Treasurer

Signature Page to

MYR Group Joinder, Amendment No. 1 and Reaffirmation of Guaranty

Agreed and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Christopher L. Collins
Name:	Christopher L. Collins
Title:	Authorized Officer

Signature Page to

MYR Group Joinder, Amendment No. 1 and Reaffirmation of Guaranty

Exhibit A

Existing Guarantors

The L.E. Myers Co.

Harlan Electric Company

Sturgeon Electric Company, Inc.

Great Southwestern Construction, Inc.

MYR Transmission Services, Inc.

E.S. Boulos Company

MYR Real Estate Holdings, LLC

MYR Equipment, LLC